Exhibit 99.1

Altimmune Promotes Dr. Sybil Tasker to Chief Medical Officer

GAITHERSBURG, MD., May 16, 2017 — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage immunotherapeutics company, today announced the promotion of Sybil Tasker, M.D., FACP, FIDSA, to the position of Chief Medical Officer. Dr. Tasker joined the company in April 2016 as Senior Vice President, Clinical Research and Development, with responsibility for overseeing Altimmune’s clinical research and development programs.

Bill Enright, President and Chief Executive Officer of Altimmune, stated, “Dr. Tasker has played a critical role in the advancement of our immunotherapeutic and vaccine product candidates and we are delighted to recognize her contributions to our success during the past year. Her expertise in the treatment of infectious diseases and the clinical evaluation of novel vaccine candidates will be invaluable as we continue our NasoVAX™ influenza vaccine, NasoShield™ and Sparvax-L™ anthrax vaccines and HepTcell™ chronic hepatitis B immunotherapeutic development programs and advance our Oncosyn™ cancer immunotherapeutics into human clinical studies.”

Before joining Altimmune, Dr. Tasker was Senior Director of Clinical Development at Genocea Biosciences where she led the GEN-003 therapeutic vaccine program. Previously, Dr. Tasker had positions of increasing responsibility in infectious-disease product development strategy at two global CROs and was the senior U.S. Navy physician and technical advisor to the Department of Defense on a wide variety of infectious-disease policy issues, including HIV, tropical disease, vaccination, infection control, bioterrorism and pandemic preparedness. Dr. Tasker is board-certified in internal medicine and infectious diseases and received an A.B. in biochemistry from Princeton University, a Master of Public Health degree from Johns Hopkins University and an M.D. from Columbia University.

About Altimmune

Altimmune is a clinical-stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of disease and on the development of two next-generation anthrax vaccines that are intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines. The company has two proprietary platform technologies, RespirVec and Densigen, each of which has been shown to activate the immune system in distinctly different ways than traditional vaccines.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: realizing the benefits of the merger between Altimmune, Inc. and PharmAthene, Inc.; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation; and the lack of financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Altimmune Contacts

Bill Enright

President and CEO

Phone: 240-654-1450

Email: enright@altimmune.com

Matthew Duffy

Investor Relations

Phone: 212-915-0685

Email: matthew@lifesciadvisors.com